Exhibit 99.1

ALLIED CAPITAL CORPORATION

     Unless otherwise indicated, the business address for each of the directors and executive officers of Allied Capital Corporation is 1919 Pennsylvania Ave., N.W., Washington DC 20006. All directors and executive officers of Allied Capital Corporation are United States citizens.

Directors	Principal Occupation

William L. Walton	Chairman and Chief Executive Officer Allied Capital Corporation

Brooks H. Browne	Private Investor

John D. Firestone	Partner Secor Group

Anthony T. Garcia	Vice President of Finance Formity Systems, Inc.

Ann Torre Grant	Strategic and Financial Consultant

Lawrence I. Hebert	President and Chief Executive Officer Riggs Bank N.A.

John I. Leahy	President Management and Marketing Associates

Robert E. Long	Managing Director Goodwyn Long & Black Investment Management, Inc.

Alex J. Pollock	President and Chief Executive Officer Federal Home Loan Bank of Chicago

Guy T. Steuart II	President and Director Steuart Investment Company

Laura W. van Roijen	Private Real Estate Investor

Executive Officers

William L. Walton	Chairman and Chief Executive Officer Allied Capital Corporation

Joan M. Sweeney	Chief Operating Officer Allied Capital Corporation

Penni F. Roll	Chief Financial Officer Allied Capital Corporation

Scott S. Binder	Managing Director and Chief Valuation Officer Allied Capital Corporation

Michael J. Grisius	Managing Director Allied Capital Corporation

Robert D. Long	Managing Director Allied Capital Corporation

Edward H. Ross	Managing Director Allied Capital Corporation

John M. Scheurer	Managing Director Allied Capital Corporation

John D. Shulman	Managing Director Allied Capital Corporation

Paul R. Tanen	Managing Director Allied Capital Corporation

Thomas H. Westbrook	Managing Director Allied Capital Corporation

G. Cabell Williams III	Managing Director Allied Capital Corporation

Kelly Andersen	Executive Vice President and Treasurer Allied Capital Corporation

Suzanne V. Sparrow	Executive Vice President and Corporate Secretary Allied Capital Corporation

Chuck Dieveney	Principal Allied Capital Corporation

Janet McCabe	Senior Vice President and Director of Investor Relations Allied Capital Corporation

Timothy Pease	Senior Vice President and Director of Financial Operations Allied Capital Corporation

Scott A. Somer	Senior Vice President and Director of Portfolio Management Allied Capital Corporation